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Exhibit 10.2

SEPARATION AGREEMENT AND GENERAL RELEASE

    This Separation Agreement and General Release ("Agreement") is made and entered into this 29th day of September 2000 by and between Geoffrey B. Courtright ("you"), a resident of the state of Minnesota, and Alliant Techsystems Inc. ("Alliant"), a Delaware corporation with its principal place of business in Hopkins, Minnesota.

    You and Alliant have agreed that your employment will conclude as provided in this Agreement and, in connection with the termination of your employment, Alliant has agreed to provide you with certain payments to which you would not be entitled absent your execution of this Agreement. Further, you and Alliant desire to settle any and all disputes related directly or indirectly to your employment by Alliant and/or your termination from employment, in accordance with the terms and conditions set forth in this Agreement. Therefore, in consideration of the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you and Alliant agree as follows:

     1.  Termination of Employment.

    (a) Effective on September 20, 2000, you will voluntarily resign as an Executive Officer of Alliant.

    (b) Effective September 21, 2000, you will be placed on a special assignment reporting to Scott Meyers to support the information services systems of Alliant.

    (c) Effective as of the close of business on April 1, 2001, you will no longer be an employee of Alliant. Except as otherwise set forth in this Agreement or as set forth in the applicable employee benefit plan, all of your privileges as an Alliant employee will end.

     2.  Payments.

    (a) In connection with your termination of employment, Alliant will provide you the following payments and benefits:

       (i) Severance.  Pursuant to the Alliant Techsystems Severance Plan, Alliant will pay to you the sum of $11,923 for one year of service. This severance amount will be paid in accordance with Alliant's normal payroll disbursements as salary continuation during the last month of your special assignment. Alliant will make this payment to you only on the condition that you have signed this Agreement and have not exercised your right to rescind it pursuant to paragraph 10 below. Alliant will withhold required deductions, including deductions for applicable state and federal taxes, social security and all other standard deductions. The amount of your severance payment will be considered "Earnings" or "Recognized Compensation" for purposes of any of Alliant's qualified or non-qualified employee benefit plans.

      (ii) Salary.  Your monthly base pay for the period of September 21, 2000, through April 1, 2001, will remain $12,916. For your last four (4) weeks of employment, you will be paid your severance as stated in 2(a)(i). You shall not be paid both salary and severance. Your salary will be paid in accordance with Alliant's normal payroll disbursements during your special assignment. Alliant will make these payments to you only on the condition that you have signed this Agreement and have not exercised your right to rescind it pursuant to paragraph 10 below. Alliant will withhold required deductions, including deductions for applicable state and federal taxes, social security and all other standard deductions. This amount will be considered "Earnings" or "Recognized Compensation" for purposes of any of Alliant's qualified or non-qualified employee benefit plans.

      (iii) Executive Outplacement Services.  You will be entitled, at the expense of Alliant, to receive outplacement services up to a total amount not to exceed $23,250 (15% of your base salary). You must present invoices for the costs thereof which are (a) not paid for by a prospective or subsequent employer, and (b) incurred prior to the expiration of one (1) year from the effective date of this Agreement.

      (iv) Accrued but Unused Vacation.  As soon as administratively feasible after April 1, 2001, or as dictated by state law, Alliant will pay to you any amount owed to you of accrued and unused vacation. This sum will be paid regardless of whether or not you execute this Agreement. No vacation will accrue during the time period from September 21, 2000, through April 1, 2000.

      (v) MIP.  Your AFY2001 MIP target was $46,500. You will be eligible to receive a payment under the ATK Management Incentive Plan for AFY2001 in accordance with the terms of that plan, but any payment will be prorated for the seven-month period during AFY2001 when you were an active employee and a participant in the plan. The payment will be made at the same time as all other MIP payments are made by the company. Any election to defer AFY2001 incentives will be cancelled.

      (vi) Stock Options.  Non-vested stock options shall be forfeited effective close of business April 1, 2001. Vested stock options are exercisable for a period which is equal to the lesser of (a) three (3) years from April 1, 2001 or (b) the stock option normal expiration date, whichever is sooner. You presently have 4,000 options. On April 1, 2001, you will have 1,333 vested options. The number of options that will expire after April 1, 2001 is 2,667.

     (vii) Restricted Stock.  You presently have 333 shares of restricted stock. All 333 shares will vest on April 1, 2001.

     (viii) Performance Share Incentive Stock.  In August 1999 you were granted 750 shares, 50% to vest in AFY2001 and 50% to vest in AFY2002. Therefore, 375 shares shall vest on April 1, 2001, (to the extent that Alliant achieves AFY2001 EPS goals) and the remaining 375 shares shall be forfeited effective close of business April 1, 2001. In March of 2000 you were granted 2,000 shares which would vest over a three year period. One-third of these shares, 667, shall be vested on April 1, 2001, subject to the performance requirements of the plan, and the remaining 1,333 shares shall be forfeited effective close of business April 1, 2001.

      (ix) Medical and/or Dental Benefits.  Medical and/or dental benefits will continue during your special assignment.

      (x) Employee Benefit Plans.  Your rights to benefits under all other Alliant employee benefit plans will be governed by the terms of such plans.

      (xi) Other Matters.  Participation in the Executive Perquisite Accounts Plan shall cease on September 21, 2000. Your coverage under the Executive Life Insurance Policy shall discontinue on April 1, 2001. Your use of the financial counseling services shall continue until April 1, 2001.

    (b) Except as provided above, you acknowledge that you have received all other compensation and benefits due and owing to you from Alliant and that you have no further claim to any compensation or employee benefits from Alliant. You acknowledge that you are not entitled to the payment in paragraph 2(a)(i) and (ii) above unless you sign this Agreement and that Alliant has agreed to provide this payment solely as consideration for your signing this Agreement.

     3.  Your Death.  Alliant agrees that the compensation described in paragraph 2(a)(i) and (ii) above will be paid to your estate in the event of your death, on the condition that you have signed this Agreement and have not exercised your right to rescind.

     4.  Unemployment Compensation.  Alliant agrees not to challenge your entitlement to unemployment compensation benefits as provided by law.

     5.  Attorneys' Fees and Expenses.  You agree that you are responsible for payment of all of your own attorneys' fees and expenses incurred in conjunction with the review of this Agreement and resolution of any and all claims you may have against Alliant.

     6.a.  Confidential Information.  You acknowledge that in the course of your employment with Alliant or any of its predecessor companies, you have had access to confidential information and trade secrets relating to business affairs of Alliant and/or its predecessor or related companies and entities. You agree that you will maintain the confidentiality of Alliant's confidential information and/or trade secrets. You agree that, at no time following your execution of this Agreement, will you disclose or otherwise make available to any person, company or other party confidential information or trade secrets. This Agreement shall not limit any obligations you have under any other Alliant confidentiality agreement or applicable federal or state law.

     6.b.  Non-solicitation.  You shall not, either directly or indirectly, on your behalf or on the behalf or others, solicit, divert or hire away, or attempt to solicit, divert or hire away, to any other business, any person employed by Alliant or its affiliates or subsidiaries whether or not such employee is a full-time employee or a temporary employee of Alliant or its affiliates or subsidiaries.

     7.  Return of Alliant Property.  You acknowledge that prior to your last day of active employment, you will return all property owned by Alliant which is in your possession, including, but not limited to, any company credit card (or credit card on which Alliant is a guarantor), computer, telephone, pager, fax or printer. Further, you agree to repay to Alliant the amount of any permanent or temporary advances previously made to you by Alliant which remain outstanding and any balance owing on any credit cards of any moneys due and owing Alliant or for which Alliant is a guarantor.

     8.  Release.  You fully release and discharge the companies and individuals listed below from all liability for damages or claims of any kind arising out of any action, inaction, decision, or event occurring through the date of your execution of this Agreement:

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  Alliant, and its predecessor companies;

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  All companies owned by, connected with, or affiliated with Alliant; and

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  Alliant's current and former Directors, Officers, Managers, Employees, Agents, Insurers, Counsel, and Shareholders.

    You understand that you are giving up any and all manner of actions or causes of actions, suits, debts, claims, complaints, or demands of any kind whatsoever, whether direct or indirect, fixed or contingent, known or unknown, in law or in equity, that you have or may have for claims arising under or based on, but not limited to, the:

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  Minnesota Human Rights Act, Minn. Stat. § 363.01, et seq.or any other similar state statute applicable in your state of residence;

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  Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., as amended by the Older Workers Benefit Protection Act;

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  Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.;

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  Employee Retirement Income and Security Act, 29 U.S.C. § 1001, et seq.;

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  Fair Labor Standards Act, 29 U.S.C. § 201, et seq.;

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  Family and Medical Leave Act, 29 U.S.C. §2601, et seq.;

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  National Labor Relations Act, 29 U.S.C. § 151, et seq.;

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  Occupational Safety and Health Act, 29 U.S. C. § 651, et seq.;

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  Rehabilitation Act, 29 U.S.C. § 701 et seq.;

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  Title VII, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000e, et seq.;

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  Worker Adjustment and Retaining Notification Act of 1988, 29 U.S.C. § 2101, et seq.; or

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  Any other federal, state or local law, including any attorneys' fees that could be awarded in connection with these or any other claims.

    You further understand that this Agreement extends to, but is not limited to, all claims that you have or may have in contract or tort theories. This includes, but is not limited to, the following potential claims:

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  Wrongful discharge, or wrongful discharge in violation of public policy;

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  Breach of contract, breach of an express or implied promise, breach of the implied covenant of good faith and fair dealing, or breach of fiduciary duty;

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  Interference with contractual relations;

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  Promissory estoppel;

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  Breach of employee handbooks, manuals or other policies;

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  Assault or battery;

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  Intentional or negligent misrepresentation, or fraud;

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  Retaliation, or intentional or negligent infliction of emotional distress;

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  Defamation (including all forms of libel, slander, and self-defamation);

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  Negligent hiring, retention or supervision; and/or

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  Any other claim otherwise based on any theory, whether developed or undeveloped, arising from or related to your employment or the termination of your employment with Alliant, or any other fact or matter occurring prior to your execution of this Agreement.

    You further agree that you will not institute any claim for damages, or any other relief, nor request any other party or entity, to institute any claim for damages on your behalf. You understand that you waive your right to money damages or other legal or equitable relief awarded as a result of any claim filed on your behalf by any other person, entity or governmental agency.

     9.  Consideration Period.  You have been informed that the terms of this Agreement shall be open for consideration by you for a period of at least forty five (45) calendar days after the date set forth above, during which time you may consider whether or not to accept this Agreement and seek legal counsel to advise you of your rights. You agree that changes to this Agreement, whether material or immaterial, will not restart this acceptance period. You further understand that you are not required to take the entire forty five (45) day period to decide whether you wish to execute the Agreement and that you may do so on an accelerated basis without prejudice to your own or Alliant's rights under this Agreement.

    10.  Right to Rescind.  You understand that you have the right to rescind this Agreement for any reason by informing Alliant of your intent to rescind this Agreement within fifteen (15) calendar days after you sign it. You understand that this Agreement will not become effective or enforceable unless and until you execute the Agreement and the applicable rescission period has expired. Any such rescission must be in writing and hand-delivered to the person listed below or, if sent by mail, must be received by such person within the applicable time period, sent by certified mail, return receipt requested, and addressed as follows:

        Sandy Ketchmark, MN11-1025
        Alliant Techsystems
        600 2nd Street NE
        Hopkins, MN 55343

In the event that you effectively rescind the Agreement, neither you nor Alliant will have any rights or obligations whatsoever under this Agreement. Any rescission, however, does not affect your termination of employment from Alliant, effective as of the date set forth in paragraph 1.

    11.  Effective Date.  This Agreement does not become effective until sixteen (16) calendar days after you sign it and return it to the person named above and then only if it has not been rescinded by you under the procedures of paragraph 10.

    12.  No Admission.  This Agreement is not an admission by Alliant that any of its actions or inactions are unjustified, unwarranted, discriminatory, wrongful or in violation of any federal, state or local law and this Agreement shall not be interpreted as such. Alliant disclaims any liability to you or any other person on the part of itself and/or its current or former directors, officers, employees, representatives, and agents. You agree and acknowledge that this Agreement shall not be interpreted to render either party to be a prevailing party for any purpose including, but not limited to, an award of attorney's fees under any statute or otherwise.

    13.  Effect of Breach.  In the event that you breach any provision of this Agreement, Alliant will have no further obligations under paragraph 2(a)(i), (ii) and (iii) of this Agreement. You agree that in the event of your breach Alliant will be entitled to repayment of all moneys paid to you under such section together with the attorneys' fees and costs incurred to collect the money and to seek injunctive relief.

    14.  No Adequate Remedy.  You agree that it is impossible to measure in money all of the damages which will accrue to Alliant by reason of your breach of any of your obligations under this Agreement. Therefore, if Alliant shall institute any action or proceeding to enforce the provisions hereof, you hereby waive the claim or defense that Alliant has an adequate remedy at law, and you shall not raise in any such action or proceeding the claim or defense that Alliant has an adequate remedy at law.

    15.  No Assignment.  This Agreement is personal to you and may not be assigned by you.

    16.  Enforceable Contract.  This Agreement shall be governed by the laws of the State of Minnesota. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

    17.  Entire Agreement.  You agree that this Agreement contains the entire agreement between you and Alliant with respect to the subject matter hereof and there are no promises, undertakings or understandings outside of this Agreement, except with respect to your continued requirement to not reveal confidential, secret or top secret information, patent, trademark or similar matters and as specifically set forth herein. This Agreement supersedes all prior or contemporaneous discussions, negotiations and agreements, whether written or oral, except as specifically set forth herein. Your right to payments or employee benefits from Alliant are specified exclusively and completely in this Agreement. Any modification or addition to this Agreement must be in writing, signed by an officer of Alliant and you.

    18.  Acknowledgment.  You affirm that you have read this Agreement, and have had adequate time to consider the terms of the Agreement. Further, you have been advised that you should consult with an attorney prior to signing this Agreement. You acknowledge that the provisions of this Agreement are understandable to you and to the extent that you have not understood any section, paragraph, sentence, clause or term, you have taken steps to ensure that it was explained to you. You have entered into this Agreement freely and voluntarily.

    IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below.

Dated: September 29, 2000	Geoffrey B. Courtright /s/ Your signature
Dated: September 29, 2000	Alliant Techsystems Inc.
Scott S. Meyers (Print name)	/s/ SCOTT S. MEYERS Signature
Executive VP and CFO Title

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SEPARATION AGREEMENT AND GENERAL RELEASE